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                                                                    EXHIBIT 15

                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO. SC

                                        Arthur Andersen LLP
                                        Suite 2500
                                        133 Peachtree Street NE
                                        Atlanta GA 30303-1846
                                        404 658 1776

December 8, 1994


Georgia Power Company
333 Piedmont Avenue, NE
Atlanta, GA 30308


Ladies and Gentlemen:

We are aware that Georgia Power Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarters ended March 31, June 30 and September 30, 1994, which include our reports on Georgia Power Company dated May 6, August 5 and November 9, 1994, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), such reports are not considered a part of the Registration Statement prepared or certified by our firm or reports prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/Arthur Andersen LLP